Exhibit 99.1

Cherokee Inc.	ADDO Communications, Inc.
6835 Valjean Ave.	2120 Colorado Ave. Suite
Van Nuys, CA 91406	Santa Monica, CA 90405
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, CFO	Contact: Andrew Greenebaum

For immediate release

CHEROKEE INC. ANNOUNCES NEW CHAIRMAN AND QUARTERLY DIVIDEND

•                  Robert Margolis stepping down as Executive Chairman

•                  Jess Ravich will assume the role of Chairman

•                  Board of Directors approved the distribution of a quarterly dividend to shareholders of $0.20 per share

VAN NUYS, CA (January 31, 2011) — Cherokee Inc. (NASDAQ:  CHKE), a global brand management company, announced today that Robert Margolis, is stepping down as Executive Chairman of the Board of Directors effective January 28, 2011. Over the past 20 years, Mr. Margolis has helped transform Cherokee into a leading global brand management company through his strong vision and pioneering of the retail direct licensing model. Over the past months, Mr. Margolis has worked closely with Chief Executive Officer Henry Stupp and the Board to ensure an orderly transition process and to support Mr. Stupp as he further expands the Company’s global growth strategies.

The Board also announced that it has unanimously elected Jess Ravich to succeed Mr. Margolis as non-executive Chairman of the Board. Mr. Ravich has been a director of Cherokee since May 1995. Since November 2009, Mr. Ravich has been a managing director at Houlihan Lokey, an international investment banking firm. Prior to that, Mr. Ravich was the President and founder of Libra Securities, Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich has previously served on the board of managers of OpBiz and is the Chairman of the board of directors of ALJ Regional Holdings, Inc. In addition to his professional responsibilities, Mr. Ravich has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls.

“Cherokee owes a tremendous debt of gratitude to Robert Margolis for his invaluable contributions over the years,” Jess Ravich commented. “It was Bobby’s vision in 1995 that transformed Cherokee from a moderate apparel company to the global brand management company it is today. Most recently, he has lent his deep industry knowledge and wisdom to help further solidify Cherokee’s financial position and strong brand awareness which will allow Cherokee to continue to successfully grow and increase its global footprint. On a personal note, I would like to express my deep appreciation for Bobby’s friendship and counsel during the past fifteen years.”

Mr. Margolis commented, “Mr. Ravich is a long-standing member of our Board and has a deep knowledge of Cherokee and the retail industry and is an expert in financial matters. He has been a trusted advisor to the Company for many years, and I am confident that under his new role as Chairman, Cherokee will continue to succeed. Henry Stupp has my utmost confidence as CEO. I am excited to witness the next dynamic phase of Cherokee’s growth and spend much deserved time with my family and grandchildren.” Mr. Margolis further commented, “I would like to thank our shareholders, board members, and co-workers as it has been my privilege to serve as Chairman and CEO for Cherokee for nearly two decades. This is the appropriate time for me to step aside in order for younger executives who are investing their money and their time to further build on the very successful international Cherokee brand platform and business model.”

Henry Stupp commented, “This transition is an important milestone for Cherokee. Having the support of the board in order to pursue prudent acquisitions and growth strategies to more fully capitalize on our global platform is gratifying. Our goal is to grow the Company utilizing its financial strength, its global brand awareness, industry leading retail partners and of course, the hard work of my associates. I am most appreciative of the confidence and trust that Bobby has extended to me. I congratulate Jess and am enthusiastic that his experience and knowledge provides our company with additional resources.”

Additionally, the Board of Directors has approved a separation agreement with Mr. Margolis under which his compensation for FY2012 will be accelerated and the Company will repurchase 400,000 shares of the Company’s common shares from Robert Margolis in a private transaction.  The price per share in the transaction is $18.15, the closing price of the Company’s common stock on January 28, 2011. The Company has accepted a commitment from U.S. Bank, N.A. to provide Cherokee, Inc. with a $10,000,000 term loan facility to finance the transactions with Mr. Margolis. Concurrently, Henry Stupp, the Company’s Chief Executive Officer and Jess Ravich, the Company’s Chairman, will purchase 10,000 and 50,000 common shares, respectively, directly from Mr. Margolis on the same terms as the Company. Shares purchased by the Company will reduce the number of shares outstanding, and be accretive to earnings per-share.    Additional information regarding these transactions is included in a Report on Form 8-K filed concurrently with the issuance of this press release.

Lastly, Cherokee announced today that its Board of Directors approved the distribution of a quarterly dividend to shareholders of $0.20 per share. The Board has decided to reduce the dividend from previous quarters in order to support its existing brands, as well as any newly acquired brands, and enable the Company to execute on its growth strategy. The dividend will be payable on or about March 15, 2011, to shareholders of record on March 1, 2011. This dividend will represent the thirtieth (30th) consecutive quarterly dividend paid by Cherokee to its shareholders since December 2003. Including this upcoming dividend, since 1996 the Company will have paid out nearly $213 million in dividends and distributions to its shareholders.

The payment of any future dividends will be at the discretion of Cherokee’s Board of Directors and will be dependent upon Cherokee’s financial condition, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cherokee’s Board of Directors.

About Cherokee Inc.

Cherokee Inc., is a global marketer and manager of a portfolio of LIFESTYLE BRANDS it owns and represents in multiple consumer product categories and sectors around the world.  The Company has license agreements with premier retailers and manufacturers covering over 30 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain) and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development and the anticipated credit facility) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the risks that the credit facility will not be closed on the terms anticipate in the commitment letter,  the  effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout and Carole Little branded products, the Company’s dependence on a select group of licensees for most of the Company’s revenues and the Company’s dependence on its key management personnel.   The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2010, and in its periodic reports on Forms 10-Q and 8-K (if any).   Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.